UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 20, 2013

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Executive Vice President – Marketing

On September 23, 2013, Pier 1 Imports, Inc. (the “Company”) issued a press release announcing that Eric Hunter has joined the Company as Executive Vice President – Marketing. A copy of the press release is attached hereto as Exhibit 99.1.

10b5-1 Trading Plan

On September 20, 2013, Alexander W. Smith, the President and Chief Executive Officer of Pier 1 Imports, Inc. (the “Company”), adopted a 10b5-1 stock trading plan. Mr. Smith’s plan provides for the sale of shares of the Company’s common stock, issuable upon exercise of options granted to Mr. Smith on February 19, 2007. Under the plan, beginning on November 14, 2013, a brokerage firm will be authorized to periodically exercise Mr. Smith’s stock options and sell the issued shares provided the stock price is above certain levels. The plan expires on October 15, 2014. The maximum number of options that can be exercised and sold over the duration of the plan is 1,000,000.

The foregoing trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows individuals who are not in possession of material, non-public information at the time a stock trading plan is adopted to establish prearranged written plans to buy or sell a specified number of shares of a company’s stock. Trading under the foregoing plan is generally based on reaching certain pre-determined minimum price conditions. The foregoing trading plan provides for sales spread out over a set period of time with the goals of minimizing any market impact from such stock sales and gradually diversifying the individual’s investment portfolio, while maintaining such individual’s compliance with the Company’s stock ownership guidelines.

Transactions under the foregoing trading plan will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission, to the extent required by law.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 23, 2013 announcing that Eric Hunter has joined the Company as Executive Vice President – Marketing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	September 23, 2013	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President -
General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 23, 2013 announcing that Eric Hunter has joined the Company as Executive Vice President – Marketing.